UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 24, 2005

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)

(217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

          On May 24, 2005, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting the Board of Directors approved a quarterly cash dividend of 6 cents per share at its regular meeting on May 23.  The dividend is payable June 15, 2005 to stockholders of record at the close of business on June 1, 2005.

          In addition, the Board announced results of the Annual Meeting of Stockholders held on the same day.  Michael J. Foster, William G. Keller, Jr., Harold W. Knapheide III, Frank H. Musholt, Walter D. Stevenson III, Ted T. Awerkamp, and Dan S. Dugan were re-elected by the stockholders to serve as Company directors for the ensuing year.  Stockholders also ratified the selection of the accounting firm of BKD, LLP as the independent auditors of the Company for the year ending December 31, 2005 and did not approve a proposed Equity Incentive Plan.

          The full text of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on May 24, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTILE BANCORP, INC.

	By:	/s/ DAN S. DUGAN

	Name:	Dan S. Dugan
	Title:	President, Chief Executive Officer and Chairman

Date: May 24, 2005

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